Exhibit 10.1(c)

Form 10-K for the Fiscal Year Ended November 30, 2006

SUMMARY OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Name and Principal Position	Fiscal 2008 Salary
Paul B. Toms, Jr., Chairman, Chief Executive Officer and President	$297,420

E. Larry Ryder, Executive Vice President – Finance and Administration	240,000

Michael P. Spece, Executive Vice President – Merchandising and Design	240,000

C. Scott Young, President and Chief Executive Officer – Bradington-Young, LLC	259,056

Raymond T. Harm, Senior Vice President – Sales	214,200

The Compensation Committee of the Board of Directors of Hooker Furniture Corporation has not yet approved the bonus potential for the executive officers of the Company or a specific performance goal under the Company’s annual bonus program for the fiscal year ending February 3, 2008.